EXHIBIT 4.6

FORM OF WARRANT

 THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK.  HOLDERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED

 Warrant Number A- [  ]

CALLABLE CLASS A WARRANT TO PURCHASE COMMON STOCK

OF

PHYTOMEDICAL TECHNOLOGIES, INC.

THIS CERTIFIES THAT, for value received, PhytoMedical Technologies, Inc., a Nevada corporation (the "Company"), promises to issue to ____________, the holder of this Warrant, its nominees, successors or assigns (the "Holder"), <> nonassessable shares of Common Stock, par value $0.00001 per share, of the Company (the "Common Stock"), upon the payment by the Holder to the Company of the Exercise Price (as defined herein) and to deliver to the Holder a certificate or certificates representing the Common Stock purchased. The number of shares of Common Stock purchasable upon exercise of this Warrant (the “Exercise”) and the Exercise Price shall be subject to adjustment from time to time as provided herein. The initial Exercise Price (the "Exercise Price") per share of Common Stock shall equal $0.40 per share, subject to adjustment as provided herein.

This Warrant was issued pursuant to the terms of a Subscription Agreement dated as of September 25, 2007 (the “Subscription Agreement”) and the Registration Rights Agreement (“Registration Rights Agreement”) by and between the Company and Holder dated on or about September 25, 2007.

For the purpose of this Warrant, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock at the date of this Warrant, or (ii) any other class or classes of stock resulting from successive changes or reclassifications of such class of stock, and the term "Business Day" shall mean any day other than a Saturday or Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Subscription Agreement.

Section 1.    Term of Warrant; Exercise.

1.1 Term.

Subject to the terms of this Warrant, the Holder shall have the right, at its option, which may be exercised in whole or in part, at any time, and from time to time, commencing at the time of the issuance of this Warrant and until 5:00 p.m. Eastern Time on ________, 20101 to purchase from the Company the number of fully paid and nonassessable shares of Common Stock which the Holder may at the time be entitled to purchase on exercise of this Warrant ("Warrant Shares"). After the Warrant Expiration Date, this Warrant will be void.

1.2 Manner of Exercise.  During the term this Warrant may be Exercised as to all or any lesser number of Warrant Shares covered hereby upon surrender of this Warrant, with the Notice of Exercise Form attached hereto as Exhibit A (the “Notice of Exercise”) duly completed and executed, together with the full Exercise Price (as defined below, which may be satisfied by either a Cash Exercise or a Cashless Exercise, as each is defined below) for each share of Common Stock as to which this Warrant is Exercised, at the office of the Company as set forth in Section 8 hereof, or at such other location as the Company may then be located or such other office or agency as the Company may designate in writing, by overnight mail, by facsimile.   In the case of a Cashless Exercise, the Exercise Price is deemed to have been delivered upon the Holder’s deliver of a Notice of Exercise to the Company.

1.3 Delivery of Common Stock Upon Exercise.  Within 3 Trading Days from the delivery to the Company of the Notice of Exercise, surrender of this Warrant (if required) and payment of the aggregate Exercise Price (which, in the case of a Cashless Exercise, shall be deemed to have been paid upon the submission by the Holder of a Notice of Exercise)(the “Warrant Shares Delivery Deadline”), the Company shall issue and deliver (or cause its transfer agent so to issue and deliver) in accordance with the terms hereof to or upon the order of the Holder that number of shares of Common Stock (“Exercise Shares”) for the portion of this Warrant converted as shall be determined in accordance herewith.  Upon the Exercise of this Warrant or any part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering, an opinion of counsel to assure that the Company's transfer agent shall issue stock certificates in the name of Holder (or its nominee) or such other persons as designated by Holder and in such denominations to be specified at Exercise representing the number of shares of Common Stock issuable upon such Exercise. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that, unless waived by the Holder, the Exercise Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Exercise Shares if the Unrestricted Conditions (as defined below) are met.

(d)   Revocation of Exercise Upon Delivery Failure.  In addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Exercise Shares by the Warrant Shares Delivery Deadline, the Holder will be entitled to revoke all or part of the relevant Notice of Exercise by delivery of a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that

1 Third anniversary of Closing Date.

the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

(e)   Legends.

(i) Restrictive Legend. The Holder understands that the Warrant and, until such time as Exercise Shares have been registered under the Securities Act of 1933, as amended (the “Act”) as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 or Rule 144(k) under the Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exercise Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

         “THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) AND THE RULES AND REGULATIONS PROMULGATEDTHEREUNDER AND MAY NOT BE TRANSFERRED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE EGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER OR AN APPLICABLE EXEMPTION FROM, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, AND APLLICABLE STATE SECURITIES LAWS, IN EACH CASE AS EVIDENCED BY AN OPINION OF COUNSELACCEPTABLE TO THE COMPANY.”

(ii) Removal of Restrictive Legends.  Certificates evidencing the Exercise Shares shall not contain any legend restricting the transfer thereof (including the legend set forth above in Subsection 1.3(e)(i): (i) while a registration statement (including the Registration Statement, as defined in the Registration Rights Agreement) covering the resale of such security is effective under the Act, or (ii) following any sale of such Exercise Shares pursuant to Rule 144, or (iii) if such Exercise Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date (as defined below) of the Registration Statement if required by the Company’s transfer agent to effect the issuance of Exercise Shares without a restrictive legend or removal of the legend hereunder. If the Unrestricted Conditions are met at the time of issuance of Exercise Shares, then such Exercise Shares shall be issued free of all legends.  The Company agrees that following the Effective Date or at such time as the Unrestricted Conditions are met or such legend is otherwise no longer required under this Section 2(e), it will, no later than three (3) Trading Days following the delivery (the “Unlegended Shares Delivery Deadline”) by the Holder to the Company or the Company’s transfer agent of a certificate representing Exercise Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Holder a certificate (or electronic transfer) representing such shares that is free from all restrictive and other legends.  For purposes hereof, “Effective Date” shall mean the date that the Registration Statement that the Company is required to file pursuant to the Registration Rights Agreement has been declared effective by the Securities and Exchange Commission (the “Commission”).

(iii) Sale of Unlegended Shares.  Holder agrees that the removal of the restrictive legend from certificates representing the Exercise Shares as set forth in this Section 1.2(e)(ii) above is predicated upon the Company’s reliance that the Holder will sell any Exercise Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

Section 1.3 Payment of Exercise Price.

(a)

Cash Exercise.

The purchase rights evidenced by this Warrant shall be exercised by the Holder surrendering this Warrant, with the form of subscription at the end hereof duly executed by the Holder, to the Company at its office in Vancouver, Canada (or, in the event the Company's principal office is no longer in Vancouver, Canada its then principal office in the United States (the “Principal Office”)), accompanied by payment, of an amount (the "Exercise Payment") equal to the Exercise Price multiplied by the number of Warrant Shares being purchased pursuant to such exercise, payable as follows by payment to the Company in cash, by certified or official bank check, or by wire transfer of the Exercise Payment.

(b)

Cashless Exercise. (i) If the Company has not filed and caused to be declared effective a “Registration Statement” (as defined in and pursuant to the terms of the Registration Rights Agreement), within one year of the original issuance date of this Warrant, covering the resale of the Warrant Shares issuable upon the exercise of this Warrant, the Holder, at its option, may exercise this Warrant in a Cashless Exercise transaction (as defined below).

(ii)

In order to effect a Cashless Exercise, the Holder shall surrender of this Warrant at the principal office of the Company together with notice of cashless election, in which event the Company shall issue Holder a number of shares of Common Stock computed using the following formula (a “Cashless Exercise”):

X = Y (A-B)/A

where:

X = the number of shares of Common Stock to be issued to Holder.

Y = the number of shares of Common Stock for which this Warrant is being

Exercised.

A = the Market Price of one (1) share of Common Stock (for purposes of this Section 3(ii), where “Market Price,” as of any date, means the Volume Weighted Average Price (as defined herein) of the Company’s Common Stock during the five (5) consecutive trading day period immediately preceding the date of Exercise, or other applicable date.

B = the Exercise Price.

(iii)

As used herein, the “Volume Weighted Average Price” or “VWAP” for any security as of any date means the volume weighted average sale price on the Over the Counter Electronic Bulletin Board (the “OTC-BB”) as reported by, or based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Warrants and the Company (“Bloomberg”) or, if the OTC-BB is not the principal trading market for such security, the volume weighted average sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as mutually determined by the Company and the holders of a majority in interest of the Warrants being Exercised for which the calculation of the volume weighted average price is required in order to determine the Exercise Price of such Warrants. “Trading Day” shall mean any day on which the Common Sock is traded for any period on the OTC-BB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

(iv)

For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Common Stock issuable upon Exercise of this Warrant in a cashless Exercise transaction shall be deemed to have been acquired at the time this Warrant was issued.  Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon Exercise of this Warrant in a cashless Exercise transaction shall be deemed to have commenced on the date this Warrant was issued.

Section 2    Warrant Register, Registration of Transfers

2.1    Warrant Register. The Company shall keep at its Principal Office, a register (the "Warrant Register") in which the Company shall record the name and address of the Holder from time to time and all transfers and exchanges of this Warrant. The Company shall give the Holder prior written notice of any change of the address at which such register is kept.

2.2   Registration of Transfers, Exchanges or Assignment of Warrants.

(a)

The Holder shall be entitled to assign its interest in this Warrant in whole or in part to any person upon surrender thereof accompanied by a written instrument or instruments of transfer in the form of assignment at the end hereof duly executed by the Holder. This Warrant may also be exchanged or combined with warrants of like tenor at the option of the Holder for another Warrant or Warrants of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares upon presentation thereof to the Company as its Principal Office together with a written notice signed by the Holder specifying the denominations in which the new Warrant is or the new Warrants are to be issued.

(b)

Upon surrender for transfer or exchange of this Warrant to the Company at its Principal Office for transfer or exchange, in accordance with this Section 2, the Company shall, without charge (subject to Section 3), execute and deliver a new Warrant or Warrants of like tenor and of a like aggregate amount of Warrant Shares in the name of the assignee named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder with respect to that portion not transferred, and this Warrant shall promptly be canceled.

Section 3.    Payment of Taxes.

The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of any Warrant Shares upon the exercise of this Warrant; provided, however, that the

Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrant or certificate for Warrant Shares in a name other than that of the Holder as such name is then shown on the books of the Company.

Section 4.    Certain Covenants.

4.1.    Reservation of Warrant Shares. The Company shall at all times keep reserved, out of its authorized but unissued Common Stock, free from any preemptive rights, rights of first refusal or other restrictions (other than pursuant to the Act) a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by this Warrant. The transfer agent, if any, for the Common Stock, and every subsequent transfer agent for any shares of its Common Stock issuable upon the exercise of any of the rights of purchase as set out in this Warrant, shall be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite for such purpose.

4.2.    No Impairment. The Company shall not by any action including, without limitation, amendment of its Articles of Incorporation, any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action, as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant at the then Exercise Price therefor.

4.3    Notice of Certain Corporate Action.  In case the Company shall propose (a) to offer to the holders of its Common Stock rights to subscribe for or to purchase any shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (b) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision, or combination, of outstanding shares of Common Stock), or (c) to effect any capital reorganization, or (d) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of its property, assets or business, or (e) to effect the liquidation, dissolution or winding up of the Company or (f) to offer to the holders of its Common Stock the right to have their shares of Common Stock repurchased or redeemed or otherwise acquired by the Company, or (g) to take any other action which would require the adjustment of the Exercise Price and/or the number of Warrant Shares issuable upon exercise of this Warrant, then in each such case (but without limiting the provisions of Section 5), the Company shall give to the Holder, a notice of such proposed action, which shall specify the date on which a record is to be taken for purposes of such dividend, distribution of offer of rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock. Such notice shall be so given at least twenty (20) Business Days prior to the record date for determining holders of the Common Stock for purposes of participating in or voting on such action, or at least twenty (20) Business Days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier. Such notice shall specify, in the case of any subscription or repurchase rights, the date on which the holders of Common Stock shall be entitled thereto, or the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon any reorganization, reclassification, consolidation, merger, sale or other action, as the case may be. Such notice shall also state whether the action in question or the record date is subject to the effectiveness of a registration statement under the Act or to a favorable vote of security holders, if either is required, and the adjustment in Exercise Price and/or number of Warrant Shares issuable upon exercise of this Warrant as a result of such reorganization, reclassification, consolidation, merger, sale or other action.

Section 5

 Adjustment of Exercise Price and Warrant Shares.

5.1

Subdivision or Combination of Stock. In case the Company shall at any time (i) issue a dividend payable in Common Stock or convertible securities or any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or convertible securities or (ii) subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such subdivision or combination shall be adjusted to an amount that bears the same relationship to the Exercise Price in effect immediately prior to such action as the total amount of shares of Common Stock outstanding immediately prior to such action bears to the total number of shares of Common Stock outstanding immediately after such action, and the number of shares of Common Stock purchasable upon the exercise of any Warrant shall be that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon the exercise of such Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect after such adjustment.

5.2    Reorganization, Reclassification, Consolidation, Merger or Sale. (a) If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, exercise, merger or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of this Warrant, the highest amount of shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of Warrant Shares for which this Warrant could have been exercised immediately prior to such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets (including cash) thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed or delivered to the Holder at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets (including cash) as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

(b)    Notwithstanding the foregoing in the event of a merger or consolidation of the Company approved by the Board in which the consideration otherwise receivable in such merger or consolidation by the Holder upon exercise of the Warrant consists solely of cash, the Holder shall be entitled to receive at such Holder's option, upon exercise hereof, in lieu of an amounts payable pursuant to Section 5.2(a) hereof, an amount in cash equal to the number of Warrant Shares for which the Warrant is then exerciseable multiplied by the difference between the amount in cash per share of Common Stock payable in such merger or consolidation less the Exercise Payment for such Warrant Shares.

5.3

Subsequent Equity Sales.

(a)

If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced and only reduced to equal the Base Share Price and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment.  Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.  Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 5.3 in respect of an Exempt Issuance.  The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5.3, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5.3, upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

(b)

For purposes hereof:

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire, directly or indirectly, at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

 “Exempt Issuance” means any issuance of Common Stock or Common Stock Equivalents (i) issued or issuable to employees and other persons including without limitation, directors, officers, consultants and scientific collaborators employed or engaged by the Corporation pursuant to stock grants, option plans, purchase plans or other employee stock incentive programs or arrangements approved by the Board of Directors, or upon exercise of options or warrants granted to such parties pursuant to any such program, plan or arrangement approved by the Board of Directors;  (ii) securities issuable upon the exercise, exchange of, conversion or redemption of, or payment of interest or liquidated or similar damages on, any Securities issued hereunder, (iii) other securities exercisable, exchangeable for, convertible into, or redeemable for shares of Common Stock issued and outstanding on the date of this Agreement, and (iv) any Common Stock issued or issuable in connection with any acquisition by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital.

5.4    Fractional Shares. The Company shall not issue fractions of shares of Common Stock upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this Section 5.4, be issuable upon exercise of this Warrant, the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (1/100) of a share, to be computed on the basis of the Market Price for a share of Common Stock as of the date of exercise.

5.5    Notice of Adjustment. Upon any adjustment of the Exercise Price, and from time to time upon the request of the Holder the Company shall furnish to the Holder the Exercise Price resulting from such adjustment or otherwise in effect and the number of Warrant Shares then available for purchase under this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

5.5    Certain Events. If any event occurs as to which, in the good faith judgment of the Board the other provisions of this Section 5 are not strictly applicable or if strictly applicable would not fairly protect the exercise rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board in the good faith, reasonable exercise of its business judgment shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles so as to protect such exercise rights as aforesaid.

SECTION 6    No Rights as a Stockholder; Notice to Holder.

Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company.

SECTION 7    Replacement of Warrant.

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with, in the case of a Holder which is not a qualified institutional buyer within the meaning of Rule 144A under the Act, surety) in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.

SECTION 8    Notices.

All notices and other written communications provided for hereunder shall be given in writing and delivered in person or sent by overnight delivery service (with charges prepaid) or by facsimile transmission, if the original of such facsimile transmission is sent by overnight delivery service (with charges prepaid) by the next succeeding Business Day and (i) if to the Holder addressed to it at the address or fax number specified for such Holder in the Warrant Register or at such other address or fax number as the Holder shall have specified to the Company in writing in accordance with this Section 8, and (ii) if to the Company, addressed to it at Phytomedical Technologies, Inc., 100 Overlook Drive, 2nd Floor  Princeton. NJ 08540. Attention: President, or at such other address or fax number as the Company shall have specified to the Holder in writing in accordance with this Section 8. Notice given in accordance with this Section 8 shall be effective upon the earlier of the date of delivery or the second Business Day at the place of delivery after dispatch.

SECTION 9.     Restrictions on Transfer.

This Warrant has been issued in a transaction exempt from the registration requirements of the Act by virtue of Regulation D and exempt from state registration under applicable state laws. The Warrant and the Warrant Shares issuable upon the Exercise of this Warrant may not be transferred, sold or assigned except pursuant to an effective registration statement or an exemption to the registration requirements of the Act and applicable state laws. Except as set forth in the Registration Rights Agreement, the Company is not obligated to file and has no present intention of filing with any state or state securities administrator or commission any registration statement or prospectus in respect of re-sales of the Subscribed for Units in the United States or elsewhere.

SECTION 10.     Callable Warrant.

Commencing at any time after the date of the issuance of this Warrant, if (i) the average closing bid price of the Common Stock on the OTC Bulletin Board (or such other national securities exchange on which the Common Stock is then listed or quoted for trading) for any 10 consecutive Trading Days exceeds $0.70 per share (a “Trigger Period”), and (ii) the Warrant Shares are either registered for resale pursuant to an effective registration statement naming the Holder as a selling stockholder thereunder or freely transferable without volume restrictions pursuant to Rule 144(k) promulgated under the Act, as determined by counsel to the Company pursuant to a written opinion letter addressed and in form and substance acceptable to the Holder and the transfer agent for the Common Stock, then the Company shall have the right, upon 30 days’ written notice to the Holder given after the conclusion of any such Trigger Period (the "Redemption Notice"), to redeem all of the then issuable Warrant Shares at a price of $.01 per Warrant Share (the "Redemption Price"), on the date set forth in the Redemption Notice, but in no event earlier than 30 days following the date of the Redemption Notice (the "Redemption Date").  The Holder may exercise this Warrant at any time prior to the Redemption Date.  Any portion of this Warrant not exercised by 6:30 p.m. (New York City time) on the Redemption Date shall be void and no longer be exercisable and shall be returned to the Company; and, the Company, upon its receipt of the unexercised portion of this Warrant, shall issue therefor in full and complete satisfaction of its obligations under such remaining portion of this Warrant to the Holder an amount equal to the number of shares of Common Stock then issuable hereunder multiplied by the Redemption Price.  The Redemption Price shall be mailed to such Holder at its address of record set forth on the Warrant Register, and the Warrant shall be canceled.

SECTION 11   Benefits of this Warrant.

Nothing in this Warrant shall be construed to confer upon any person other than the Company and Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

SECTION 12   Headings; Gender.

The headings herein are inserted for convenience only and do not constitute a part of this Agreement.  Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Agreement, and all references to schedules are to schedules attached hereto, each of which is made a part hereof for all purposes. The descriptive headings of the several articles and sections of this Agreement are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof. Whenever the context requires, the gender of any word used in this Agreement includes the masculine, feminine or neuter, and the number of any word includes the singular or plural.

SECTION 13   Applicable Law.

The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the undersigned have executed this Warrant as of the __th day of ______, 2007.

PHYTOMEDICAL TECHNOLOGIES, INC.

By:
Name:

Title:
Attest:________________________
Secretary

Form of Election to Exercise Warrant

To PYTOMEDICAL TECHNOLOGIES, INC.:

The undersigned, the holder (the “Holder”) of the within Class B Warrant dated  September  , 2007hereby irrevocably elects to exercise the purchase right represented by the Warrant for, and to purchase pursuant thereto,       ____________    shares of Common Stock of Phytomedical Technologies, Inc., a Nevada corporation (the “Company”), and   if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, encloses herewith $________ in cash, certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned further requests that the certificates for such shares be issued in the name of, and be delivered to              , whose address is                        .

Capitalized terms used by not defined herein shall have the meaning assigned to them in the Warrant.

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

_______________________________________________________________________

(Please print name and address)

_______________________________________________________________________

_______________________________________________________________________

Dated:

___________________

Name of Holder:

(Print)________________________

(By:)  ________________________

(Name:)

(Title:)

(Tax ID)

 (Signature must conform in all respects to name of holder as specified on the face of the Warrant)